               News Release

402 Industrial Lane
Birmingham, AL  35211
205-942-3737

Contact: Doug Markham
        EVP & Chief Administrative Officer
        (205) 909-3555

BOOKS-A-MILLION, INC. NAMES NEW CHIEF FINANCIAL OFFICER

BIRMINGHAM, Ala. (April 25, 2012) - Books-A-Million, Inc. (NASDAQ: BAMM) today announced the appointment of R. Todd Noden as Chief Financial Officer.  In his new role, Mr. Noden will report to Terrance G. Finley, Chief Executive Officer and President of Books-A-Million, Inc.  Mr. Noden will replace current Chief Financial Officer Brian W. White, who resigned to pursue other endeavors effective April 25, 2012.

Mr. Noden has over 20 years of experience in finance and accounting.  Prior to joining Books-A-Million, Mr. Noden served as Chief Financial Officer of Dobbs Mills, LLC from September 2011 to present and as Vice President, Accounting & Financial Analysis of Racetrac Petroleum, Inc. from 2006 to 2011.  Mr. Noden is a certified public accountant and holds a Master of Business Administration with a specialization in Finance from the University of Chicago Booth School of Business and a Bachelor of Science in Industrial Management from Purdue University.

“We are delighted to have an individual of Todd’s caliber joining our management team.  He brings a broad base of financial and accounting knowledge, which will be invaluable to our organization,” said Mr. Finley.  “I am confident that Todd’s impressive track record of success and leadership will continue at Books-A-Million.”

Books-A-Million, Inc. is one of the nation’s leading book retailers and sells on the Internet at www.booksamillion.com.  The Company presently operates 255 stores in 31 states and the District of Columbia.  The Company operates large superstores under the names Books-A-Million (BAM!), Books & Co. and 2nd & Charles and traditional bookstores operating under the names Bookland and Books-A-Million.  The common stock of Books-A-Million, Inc. is traded on the NASDAQ Global Select Market under the symbol BAMM.  For more information, visit the Company’s corporate website at www.booksamillioninc.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties.  A number of factors could cause the actual results, performance or, achievements of Books-A-Million, Inc. (the “Company”) or the results of its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These factors include, but are not limited to, the competitive environment in the book retail industry in general and in the Company’s specific market areas; inflation or deflation; economic conditions in general and in the Company’s specific market areas, including the length of time that the United States economy remains in the current economic downturn; the number of store openings and closings; the profitability of certain product lines, capital expenditures, and future liquidity; liability and other claims asserted against the Company; the impact of electronic books and e-content; uncertainties related to the Internet and the Company’s Internet operations; the factors described in ITEM 1A. RISK FACTORS herein; and other factors referenced herein.  In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates, and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors.  Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized.  Given these uncertainties, stockholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.  The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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